POWER OF ATTORNEY Know all persons by these presents that the undersigned hereby constitutes and appoints each of Harold Rogers, Ruby Alexander, James Roe, and Hae Cheong Chang, signing individually, as the undersigned’s true and lawful attorneys-in-fact and agents to: (1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or beneficial owner of the securities of Coupang, Inc. (the “Company”), (a) Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder, (b) Schedules 13D and 13G in accordance with Section 13(d) of the Exchange Act and (c) Form ID, Uniform Application for Access Codes to File on EDGAR, including Update Passphrase Confirmation, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the U.S. Securities and Exchange Commission (the “SEC”) of reports required by Section 16(a) and Section 13(d) of the Exchange Act; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and timely file such document with the SEC and any stock exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that any document executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned also ratifies hereby any action previously taken by each attorney-in-fact that would have been authorized by this power of attorney if it has been in effect at the time such action was taken. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file any of Forms 3, 4 and 5 or Schedules 13D and 13G with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-in- fact individually, until such attorney-in-fact is no longer employed by the Company or its subsidiaries. The undersigned has caused this Power of Attorney to be executed as of December 12, 2024. By: /s/ Ambereen Toubassy